UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 20, 2009
DORAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	0-17224	66-031262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717
(Address of Principal Executive Offices, Including Zip Code)
Registrant’s telephone number, including area code: 787-474-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.02 Results of Operations and Financial Condition
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-99.1
EX-99.2
EX-99.3

Item 2.02 Results of Operations and Financial Condition
          On March 20, 2009, Doral Financial Corporation (“Doral Financial” or the “Company”) issued a press release announcing the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, including its audited financial statements for the fiscal year ended December 31, 2008. A copy of the press release is attached hereto as Exhibit 99.1.
          The information furnished pursuant to this Item 2.02 of this Current Report on Form 8-K, including the portions of its press release included in Exhibit 99.1 relating to its results of operations and financial condition, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of Doral Financial’s filings under the Securities Act of 1933, as amended, unless otherwise expressly stated in such filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of certain Officers; Compensatory Arrangements of Certain Officers
          On March 25, 2009 Doral Financial announced the resignation of Marangal Domingo as its Executive Vice President, Chief Financial Officer and Chief Investment Officer. The resignation was effective on March 24, 2009. The Company entered into a Resignation, Transition and Release Agreement with Mr. Domingo pursuant to which Mr. Domingo resigned as Executive Vice President, Chief Financial Officer and Chief Investment Officer of the Company. For the period commencing on March 24, 2009 and ending on June 30, 2009 (the “Transition Period”), Mr. Domingo shall continue to be employed by the Company as an employee to facilitate and assist in the transition of the new Chief Financial Officer and Chief Investment Officer. Mr. Domingo’s duties shall be performed from San Juan, Puerto Rico and such other locations as are mutually acceptable to Mr. Domingo and Doral Financial. During the Transition Period, Mr. Domingo shall report directly to Glen R. Wakeman. In consideration for a release, Mr. Domingo will receive the total amount of the amount of one million five hundred thousand dollars ($1.5MM), less all applicable legal deductions.
          On March 25, 2009 Doral Financial also announced the appointment of Robert E. Wahlman (age 53) as Executive Vice President and Chief Investment and Financial Officer. This appointment was effective on March 24, 2009.
          Prior to joining the Company, Mr. Wahlman served from June 2007 to February 2009 as U.S. Bank Group, Chief Financial Officer of Merrill Lynch & Co. Mr. Wahlman also served as Merrill Lynch Bank USA Chief Financial Officer from June 2005 to June 2007 and prior to that appointment, he served as Merrill Lynch Bank and Trust Chief Financial Officer from June 2003 to June 2005. From January 2001 to June 2003, Mr. Wahlman worked as U.S. Bank Group Controller for Merrill Lynch and Co. Before Merrill Lynch & Co., Mr. Wahlman was with CIGNA Corporation as Controller and Chief Accounting Officer of Cigna’s four life insurance subsidiaries from September 1998 to January 2001.
          There are no related party transactions between the Company and Mr. Wahlman. There were no arrangements or understandings between Mr. Wahlman and any other person pursuant to which he was appointed as Executive Vice President and Chief Investment and Financial Officer of the Company. Mr. Wahlman is not related to any director or executive officer of the Company by blood, marriage or adoption.
          In connection with Mr. Wahlman’s appointment as Executive Vice President and Chief Investment and Financial Officer, the Company entered into a two year (the “Employment Period”) employment agreement (the “Agreement”), effective March 16, 2009, with Mr. Wahlman. Under the terms of the agreement, Mr. Wahlman is entitled to receive annually a base salary of $450,000 (the “Annual Base Salary”), a one-time signing bonus of $150,000, a monthly car allowance of $1,500, plus a target annual bonus opportunity determined by Mr. Wahlman’s performance and provided the Company’s financial results are met, equal to 65% of his Annual Base Salary, as determined by the Board of Directors of the Company. Mr. Wahlman shall also be eligible to receive two hundred thousand (200,000) grants of options to purchase shares of common stock of the Company in the sole discretion of the Board or the compensation committee of the Board of Directors of the Company. Mr. Wahlman is also entitled to the reimbursement by the Company of certain relocation expenses, and a reimbursement of housing costs in the amount of $3,000 per month for a period not longer than 12 months.
          Pursuant to the Agreement, in the event, during the Employment Period, the Company terminates Mr. Wahlman’s employment without Cause or Mr. Wahlman terminates his employment for Good Reason, or if the Company fails to renew or extend the Agreement upon expiration of the Employment period, the Company shall have no further obligations to Mr. Wahlman under the terms of this Agreement or otherwise other than to pay or provide Mr. Wahlman certain benefits, including payment of his Annual Base Salary through the end of the month in which Mr. Wahlman’s employment was terminated (the “Date of Termination”) and payment of an amount equal to one (1) time his Annual Base Salary and bonus actually earned in respect of the preceding year. In the event that upon or within two years following a Change in Control, the Company terminates Mr. Wahlman’s employment without Cause or Mr. Wahlman terminates his employment for Good Reason, then Mr. Wahlman shall be entitled to the payments described in the preceding sentence and any outstanding options then held by Mr. Wahlman shall continue to be exercisable for twelve (12) months following the Date of Termination.
          For purposes of the employment agreement with Mr. Wahlman, a “Change of Control” shall be deemed to have occurred if (A) all or substantially all of the assets of the Company, Doral Holdings Delaware, LLC, a Delaware limited liability company (the “Sponsor”) or Doral Holdings, L.P., a Cayman Islands limited partnership (the “Limited Partnership”) are sold, liquidated or distributed to a “Person” (within the meaning of Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any group (within the meaning of Rule 13d-5(b) under the Exchange Act), but excluding any of the Company, any subsidiary or any employee benefit plan sponsored or maintained by the Company or any subsidiary) that is not controlled, directly or indirectly, by the entities (or their affiliates that control such entities) of Bear Stearns Merchant Banking III AIV (Cayman), Ltd., Perry Capital, LLC, Marathon Special Opportunity Master Fund, Ltd., D.E. Shaw Laminar Portfolios, L.L.C. and Tennenbaum Opportunities Partners V, LP (collectively, the “Sponsoring Entities”); or (B) there occurs a reorganization, merger, consolidation or other corporate transaction (a “Transaction”) involving (i) the Company, in each case, resulting in fifty percent (50%) or more of the common stock of the Company held by the Sponsor, directly or indirectly, determined on a fully diluted basis, on the date hereof, being held by a person that is not controlled, directly or indirectly, by the Sponsoring Entities, (ii) the Sponsor, in each case, resulting in fifty percent (50%) or more of the equity interest of the Sponsor, directly or indirectly, immediately subsequent to the Transaction, being held by a person that is not controlled, directly or indirectly, by the Sponsoring Entities or (iii) the Limited Partnership, in each case, resulting in fifty percent (50%) or more of the equity interest of the Limited Partnership, directly or indirectly, immediately subsequent to the Transaction, being held by a person that is not controlled, directly or indirectly, by the Sponsoring Entities; if and only if any event listed in (1) or (2) above results in (x) the inability of the Sponsoring Entities to (directly or indirectly) appoint and/or elect in combination a majority of the Board of Directors of the Company or the board of directors of the resulting entity, or (y) Doral GP Ltd. ceasing to be controlled, directly or indirectly, by the Sponsoring Entities. Notwithstanding the foregoing, if, in one transaction or a series of transactions, Sponsor sells 80% or more of the Common Stock held by the Sponsor on the Effective Date, the Limited Partnership sells 80% or more of its interests in the Sponsor held by the Limited Partnership on the Effective Date, or the Sponsoring Entities sell 80% or more of their interest in the Limited Partnership held by the Sponsoring Entities on the Effective Date, then a Change in Control shall be deemed to have occurred. In addition, in the event that any sales of Common Stock by the Sponsor, sales of interests in the Sponsor by the Limited Partnership, and sales of interests in the Limited Partnership by the Sponsoring Entities, in the aggregate, equal or exceed 80% of all such equity interests determined in relationship to the Common Stock held by the applicable foregoing entities on the Effective Date, then a Change in Control shall also be deemed to have occurred.
          A copy of the press release announcing the appointment of Mr. Wahlman and the resignation of Mr. Domingo is attached hereto as Exhibit 99.2.
Item 8.01 Other Events
          On March 20, 2009, the Board of Directors of Doral Financial announced that it had suspended the declaration and payment of all dividends on all of Doral Financial’s outstanding series of cumulative and non-cumulative preferred stock. The suspension of dividends is effective and commences with the dividends for the month of April 2009 for Doral Financial’s three outstanding series of non-cumulative preferred stock and the dividends for the second quarter of 2009 for Doral Financial’s one outstanding series of cumulative preferred stock.
          The three outstanding series of non-cumulative preferred stock of Doral Financial are its 7.00% Noncumulative Monthly Income Preferred Stock, Series A, 8.35% Noncumulative Monthly Income Preferred Stock, Series B and 7.25% Noncumulative Monthly Income Preferred Stock, Series C. The one outstanding series of cumulative preferred stock of Doral Financial is its 4.75% Perpetual Cumulative Convertible Preferred Stock.
          A copy of the press release that includes the announcement as to the suspension of dividends by Doral Financial on all its outstanding series of preferred stock is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
     99.1 Press release dated March 20, 2009.

     99.2 Press release dated March 25, 2009.
     99.3 Employment Agreement between the Company and Robert E. Wahlman.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION
Date: March 26, 2009	By:	/s/ Glen Wakeman
		Name:	Glen Wakeman
		Title:	President and Chief Executive Officer